UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street,
Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01Entry into a Material Definitive Agreement

Amended & Restated Note Purchase Agreement

On October 1, 2020 (the “Closing Date”), Capstone Turbine Corporation (the “Company”), certain subsidiaries of the company, Goldman Sachs Specialty Lending Group, L.P. (as successor in interest to Goldman Sachs Specialty Lending Holdings, Inc.), as collateral agent (the “Collateral Agent”), and the Purchasers party thereto (the “Purchasers”) entered into an Amended & Restated Note Purchase Agreement, dated October 1, 2020 (the “A&R Note Purchase Agreement”). The A&R Note Purchase Agreement amends and restates that certain Note Purchase Agreement, as amended, dated February 4, 2019, by and among the Company, the Collateral Agent and the other parties party thereto. Under the A&R Note Purchase Agreement, the Company issued $20 million in additional senior secured notes (together with the $30 million in senior secured notes that were issued prior to the Closing Date, the “Notes”).  The Notes bear interest at the Adjusted LIBO Rate (as defined in the A&R Note Purchase Agreement) plus 8.75% per annum, payable on the last day of each interest period of one-, two-, three- or six-months (but, in the case of a six-month interest period, every three-months). The entire principal amount of the Notes is due and payable on October 1, 2023 (the “Maturity Date”). The Notes do not amortize and the entire principal balance is due in a single payment on the Maturity Date.

The Company’s obligations under the A&R Note Purchase Agreement are unconditionally guaranteed by certain of the Company’s subsidiaries and secured by a lien on substantially all of the present and future property and assets of the Company and such subsidiaries, in each case, subject to customary exceptions and exclusions.

The A&R Note Purchase Agreement contains customary covenants, including, among others, covenants that restrict the Company’s ability to incur debt, grant liens, make certain investments and acquisitions, pay dividends, repurchase equity interests, repay certain debt, amend certain contracts, enter into affiliate transactions and asset sales or make certain equity issuances, and covenants that require the Company to, among other things, provide annual, quarterly and monthly financial statements, together with the related compliance certificates, maintain its property in good repair, maintain insurance and comply with applicable laws. Among other things, the covenants require the Company to expand its Rental Fleet (as defined in the A&R Note Purchase Agreement) by (i) at least 6.25 MW by the 9-month anniversary of the Closing Date, and (ii) at least 12.50 MW by the 18-month anniversary of the Closing Date. The A&R Note Purchase Agreement also includes financial covenants with respect to the Company’s consolidated liquidity and consolidated adjusted EBITDA.

The A&R Note Purchase Agreement contains customary events of default, including, among other things, payment default, bankruptcy events, cross-default breaches of covenants and representations and warranties, change of control, judgement defaults and an ownership change within the meaning of Section 382 of the Internal Revenue Code. In the case of an event of default, the Purchaser may, among other remedies, accelerate the payment of all obligations under the Additional Notes.

Any prepayment of the Notes made prior to the second anniversary of the Closing Date must be accompanied by a yield maintenance premium.

The Notes issued on the Closing Date and the related guarantees have not be registered under the Securities Act, and have been offered and sold in reliance on the exemption from the registration provided by Rule 506 of Regulation D promulgated under the Securities Act. The Notes and the related guarantees may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the A&R Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Purchase Warrant for Common Shares

On October 1, 2020, the Company entered into an Amendment No. 3 to the Purchase Warrant for Common Shares (the “Amendment No. 3”) with Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co.

LLC) (the “Warrant Holder”) that amends that certain Purchase Warrant for Common Shares originally issued by the Company to Goldman Sachs & Co. LLC, dated February 4, 2019, as amended (the “Original Warrant”).

The Amendment No. 3 amends the Original Warrant to amend Section 2.1, Section 2.2(c) and Section 18.1 of the Warrant to, among other things, make certain changes necessitated by the issuance of a second Warrant to the Warrant Holder on October 1, 2020 pursuant to the Company’s entry into the A&R Note Purchase Agreement (the “New Warrant”). All other terms and provisions in the Original Warrant remain in effect, as previously reported in the Current Report on Form 8-K filed on February 5, 2019, which is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 3, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and incorporated herein by reference.

New Purchase Warrant for Common Shares

On October 1, 2020, the Company sold to the Warrant Holder the New Warrant to purchase up to 291,295 shares (the “New Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Shares”). The New Warrant was sold to the Warrant Holder at a purchase price of $10,000, in a private placement exempt from registration under the Securities Act. The Warrant Shares represent approximately two and two tenths percent (2.2%) of the Common Shares outstanding on a fully diluted basis as of the date of the Second Warrant.

The New Warrant may be exercised by the Warrant Holder at any time after October 1, 2020 at an exercise price equal to $4.76 and will expire on February 4, 2024. The New Warrant contains standard adjustment provisions in the event of additional stock issuances below the exercise price of the warrant, stock splits, combinations, rights offerings and similar transactions. The Warrant Holder will not have the right to exercise any portion of the Second Warrant if the Warrant Holder would beneficially own in excess of 4.9% of the Common Shares outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 19.99% of the Common Shares outstanding on the date the New Warrant was originally issued, at the option of the Warrant Holder upon at least 61 days’ prior notice to the Company.

The New Warrant provides the Warrant Holder with a right to notice of certain specified corporate actions, including the selection of a record date for dividends or distributions. The Warrant also grants certain registration rights and indemnification rights to the Holder and requires that the Company continue filing reports with the SEC in order for the Holder to use Rule 144 of the Securities Act for the sale of the Common Shares issuable upon exercise of the Second Warrant.

The cash proceeds from the issuance of the New Warrant will be used by the Company for general corporate purposes.

The New Warrant issued on October 1, 2020 has not been registered under the Securities Act, and has been offered and sold in reliance on the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act. The New Warrant may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Purchase Warrant for Common Shares, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1

Amended and Restated Note Purchase Agreement, dated as of October 1, 2020, by and among Capstone Turbine Corporation, certain subsidiaries of the company and Goldman Sachs Specialty Lending Group, L.P. (as successor in interest to Goldman Sachs Specialty Lending Holdings, Inc.)

4.2	Amendment No. 3 to the Purchase Warrant for Common Shares issued in favor of Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co. LLC), dated October 1, 2020
4.3	Purchase Warrant for Common Shares issued in favor of Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co. LLC), dated October 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 5, 2020	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer